UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

IAC Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02      Results of Operations and Financial Condition.

Item 7.01      Regulation FD Disclosure.

On October 11, 2022, the Registrant announced that it had posted preliminary monthly trends for its various financial reporting segments through September 30, 2022 on the investor relations section of its website (https://ir.iac.com/quarterly-results). These monthly trends, together with related commentary, are set forth immediately below. Please note that the results of Angi Inc. reflect the impact of Hurricane Ian towards the end of September 2022, particularly at its Services business. The Registrant will provide further commentary on these results when it reports earnings for the quarter ended September 30, 2022 in November 2022.

	3/2022	4/2022	5/2022	6/2022	7/2022	8/2022	9/2022(1)
Dotdash Meredith
Digital Revenue	219%	227%	225%	207%	243%	236%	236%
Print Revenue	NM	NM	NM	NM	NM	NM	NM
Total Revenue	634%	618%	582%	504%	575%	677%	588%

Pro Forma Digital Revenue	-8%	0%	-3%	-18%	-12%	-11%	-15%
Pro Forma Print Revenue	-5%	-25%	-16%	-36%	-27%	-17%	-31%
Total Pro Forma Revenue (2)	-6%	-16%	-10%	-28%	-20%	-15%	-24%

Angi Inc.
Angi Ads and Leads (3)	-7%	-2%	8%	11%	7%	6%	6%
Angi Services (4)	102%	111%	108%	103%	18%	14%	5%
Total North America Revenue	10%	17%	26%	29%	10%	8%	6%
Europe Revenue	-8%	-7%	-6%	-1%	6%	3%	-2%
Total Revenue (3)	9%	16%	24%	27%	10%	8%	6%

Angi Service Requests	-20%	-14%	-7%	-8%	-9%	-8%	-16%
Angi Monetized Transactions	-14%	-8%	-3%	-5%	-8%	-8%	-15%
Angi Transacting Service Professionals	-4%	-4%	-3%	-2%	-3%	-6%	-10%
Angi Advertising Service Professionals	-11%	-7%	-7%	-8%	-7%	-6%	-5%

Search
Ask Media Group Revenue	22%	8%	25%	9%	-6%	-29%	-48%
Desktop Revenue	-22%	-13%	-17%	-30%	-34%	-41%	-38%
Total Revenue	14%	5%	17%	2%	-11%	-31%	-46%

Emerging & Other (5)
Total Revenue	13%	12%	4%	3%	7%	16%	-2%

(1)	As of the date of this report, the Registrant has not yet completed its financial close process for the quarter ended September 30, 2022. As a result, the information set forth above is preliminary and based upon information available to the Registrant as of the date of this report. During the course of the Registrant’s financial close process for the quarter ended September 30, 2022, it may identify items that would require adjustments to the information set forth above, which may impact growth rates and may be material to the information set forth above.

(2)	Pro Forma reflects the inclusion of Meredith revenue for all periods prior to the Meredith acquisition on December 1, 2021. Meredith’s programmatic advertising revenue has been presented on a net basis to conform to IAC’s accounting policies.

(3)	Angi revenue for August 2022 reflects an unfavorable adjustment related to revenue recognized in prior periods, primarily August 2021. Excluding these amounts from both periods, Angi’s August 2022 Ads and Leads revenue growth would have been 9% and total revenue growth would have been 10%.

(4)	Includes revenue from Angi Roofing, which was acquired on July 1, 2021.

(5)	February and May 2021 and August 2022 include revenue from IAC Films projects recognized during the month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC Inc.

By:	/s/ Kendall Handler
Name:	Kendall Handler
Title:	Chief Legal Officer

Date: October 11, 2022

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